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                                                                 EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 18, 2000 included in Georgia Gulf Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
December 18, 2000